Exhibit 23.1

METTE, EVANS & WOODSIDE
A PROFESSIONAL CORPORATION
Attorneys at law

1105 BERKSHIRE BOULEVARD
SUITE 320
WYOMISSING, PA 19610

IRS NO.
23-1985005

TELEPHONE                             FAX
(717) 232-5000           (717) 236-1816

http://www.mette.com

CONSENT OF COUNSEL

We hereby consent to the use of the name of our firm under Item 5 in Part II of the Registration Statement on Form S-8 filed by Metro Bancorp, Inc. on September 30, 2010 in connection with the registration of 50,000 shares of its common stock under the Metro Bank Retirement Savings Plan.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

/s/ Mette, Evans & Woodside
_____________________________
METTE, EVANS & WOODSIDE
September 30, 2010